CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our reports dated May 2, 2003 on the financial statements and financial highlights of The Pro-Conscience Women's Equity Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2003 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





                                                   /s/      TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 28, 2003